Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Empire American Realty Trust, Inc.

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 15, 2010, in Amendment No. 4 to the Registration Statement (Form S-11 No. 333-160093) and related Prospectus of Empire American Realty Trust, Inc. and Subsidiary for the registration of 110,000,000 shares of its common stock.

/s/ Ernst & Young LLP
New York, New York
April 15, 2010